Exhibit 10.65

INDENTURE

           FIRST SUPPLEMENTAL INDENTURE (this “Supplement”) dated as of December 17, 2004, between Lincare Holdings Inc., a Delaware corporation (the “Company”), and U.S. Bank Trust National Association, as Trustee (“Trustee”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, dated as of June 11, 2003, between the Company and the Trustee (the “Indenture”), pursuant to which $275,000,000 aggregate principal amount of the Company’s 3.00% Convertible Senior Debentures due 2033 were issued and with respect to which this Supplement relates.

WITNESSETH:

           WHEREAS, the parties hereto desire to amend the Indenture, pursuant to Section 11.01(i) thereof, to relinquish the right of the Company to pay the Fundamental Change Repurchase Price and the Company Repurchase Price by delivery of shares of Common Stock pursuant to Sections 3.05 and 3.06 of the Indenture, respectively.

NOW, THEREFORE, THIS SUPPLEMENT WITNESSETH:

           1. The second sentence of Section 3.05 (a) of the Indenture is hereby amended to read in its entirety as follows:

“The Company shall repurchase such Debentures for U.S. legal tender (“cash”) at a price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount thereof plus any accrued and unpaid Interest to but excluding the Fundamental Change Repurchase Date; provided that if such Fundamental Change Repurchase Date falls on an Interest Payment Date, then the Interest payable on such Interest Payment Date shall be paid to the holders of record of the Debentures on the applicable record date instead of the holders surrendering the Debentures for repurchase on such date.”

           2. The third sentence of Section 3.05 (b) of the Indenture is hereby amended by deleting clauses (ii) and (iii) thereof in their entirety:

           3. Section 3.05 (c) of the Indenture is hereby amended (x) by deleting clause (D) of subsection (i) thereof in its entirety and by deleting the word “and” at the end of said clause (D) and (y) by deleting the last paragraph of Section 3.05 (c) in its entirety.

           4. The second sentence of Section 3.06 (a) of the Indenture is hereby amended to read in its entirety as follows:

“The Company shall repurchase such Debentures for cash at a price (the “Company Repurchase Price”) equal to 100% of the principal amount thereof plus any accrued and unpaid Interest to but excluding the Company Repurchase Date; provided that if such Company Repurchase Date falls on an Interest Payment Date, then the Interest payable on such Interest Payment Date shall be

Exhibit 10.65

paid to the holders of record of the Debentures on the applicable record date instead of the holders surrendering the Debentures for repurchase on such date.”

           5. The third sentence of Section 3.06 (b) of the Indenture is hereby amended by deleting clauses (ii) and (iii) thereof in their entirety:

           6. Section 3.06 (c) of the Indenture is hereby amended (x) by deleting clause (D) of subsection (i) thereof in its entirety and by deleting the word “and” at the end of said clause (D) and (y) by deleting the last paragraph of Section 3.06(c) in its entirety.

           7. Section 3.07(a) of the Indenture is hereby deleted in its entirety.

           8. Section 3.07(b) of the Indenture is hereby deleted in its entirety.

           9. Section 3.07(c) of the Indenture is hereby amended by deleting clauses (i) and (ii) thereof in their entirety.

           10. Section 3.08 (b) of the Indenture is hereby amended to read in its entirety as follows:

      “(b) On or prior to a Repurchase Date, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04) an amount of cash sufficient to repurchase on the Repurchase Date all the Debentures or portions thereof to be repurchased on such date at the Repurchase Price; provided that if such deposit is made on the Repurchase Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m. New York City time, on such date.

      If the Trustee or other Paying Agent appointed by the Company, or the Company or an Affiliate of the Company, if it or such Affiliate is acting as the Paying Agent, holds cash sufficient to pay the aggregate Repurchase Price of all the Debentures or portions thereof that are to be repurchased as of the Repurchase Date, on or after the Repurchase Date (i) such Debentures will cease to be outstanding, (ii) Interest on such Debentures will cease to accrue and (iii) all other rights of the holders of such Debentures will terminate, whether or not book entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or Paying Agent, other than the right to receive the Repurchase Price upon delivery of the Debentures.”

           11. Section 3.08 (h) of the Indenture is hereby amended to read in its entirety as follows:

      “(h) In the case of a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 15.06 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes shares of Common Stock of the Company or shares of common stock of another Person that are, or upon

Exhibit 10.65

issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess 50% of the aggregate fair market value of such stock, securities or other property or assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of the Debentures to cause the Company to repurchase the Debentures following a Fundamental Change, including without limitation the applicable provisions of this Article 3 and the definitions of Common Stock and Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the Company and the common stock issued by such Person (in lieu of the Company and the Common Stock of the Company).”

           12. The thirteenth paragraph of the form of the reverse of the Debenture attached to the Indenture as Exhibit A thereto is hereby amended to read in its entirety as follows:

      “The Company Repurchase Price to be paid on any Company Repurchase Date and the Fundamental Change Repurchase Price to be paid on any Fundamental Change Repurchase Date shall be paid in cash.”

           13. The fifteenth paragraph of the form of the reverse of the Debenture attached to the Indenture as Exhibit A thereto is hereby amended to read in its entirety as follows:

           “If cash sufficient to pay the Repurchase Price with respect to all Debentures or portions thereof to be repurchased as of any Repurchase Date is deposited with the Trustee (or other Paying Agent appointed by the Company), then on and after such Repurchase Date, Interest will cease to accrue on such Debentures (or portions thereof), and the holder thereof shall have no other rights as such other than the right to receive the Repurchase Price upon surrender of such Debenture.”

           14. The Form of Fundamental Change Repurchase Election set forth on the form of the reverse of the Debenture attached to the Indenture as Exhibit A thereto is hereby amended by deleting the second paragraph thereof in its entirety.

           15. The Form of Company Repurchase Election set forth on the form of the reverse of the Debenture attached to the Indenture as Exhibit A thereto is hereby amended by deleting the last sentence of the first paragraph thereof in its entirety.

           16. Except to the extent the Indenture is amended hereby, the Indenture shall remain in full force and effect.

Exhibit 10.65

           17. This Supplement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

Exhibit 10.65

           IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the day and year first above written.

LINCARE HOLDINGS INC.

By:	/s/ Paul G. Gabos
Name: Paul G. Gabos
Title: Chief Financial Officer

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Angelita L. Pena
Name: Angelita L. Pena
Title: Assistant Vice President